June 6, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Mesirow Small Company Fund and Mesirow High Yield Fund (the “Funds”), (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 8 of Form N-CSR of the Funds dated June 6, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Please see disclosure attached below:

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042 T: (267) 330 3000, www.pwc.com/us

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